Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Dow Chemical Company Employees’ Savings Plan
Midland, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-230680) of Dow Inc. of our report dated June 16, 2026, relating to the financial statements and supplemental schedule of The Dow Chemical Company Employees’ Savings Plan which appear in this Form 11-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.
Grand Rapids, Michigan
June 16, 2026
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